Exhibit 99.1

Campus Crest Communities, Inc. (NYSE:CCG), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today provided an update on its portfolio leasing status for the 2012/2013 academic year. The following table contains the leasing status as of June 10, 2012.

PORTFOLIO LEASING STATUS FOR 2012/2013 ACADEMIC YEAR

				2012-2013 Leases		2011-2012 Leases
Property	Properties	Units	Beds	Signed (1)%		Signed (1)%
Wholly-Owned - Operating	27	5,156	13,884	9,969	71.8%	9,551	68.8%
Joint Venture - Operating	6	1,168	3,180	1,975	62.1%	2,132	67.0%
Sub Total All Operating Properties	33	6,324	17,064	11,944	70.0%	11,683	68.5%

Wholly-Owned - 2012 Deliveries	3	620	1,804	1,663	92.2%	0	0.0%
Joint Venture - 2012 Deliveries	3	662	1,856	1,125	60.6%	0	0.0%
Sub Total 2012 Deliveries	6	1,282	3,660	2,788	76.2%	0	0.0%

Total Portfolio	39	7,606	20,724	14,732	71.1%	11,683	68.5%

Wholly-Owned Portfolio	30	5,776	15,688	11,632	74.1%	9,551	68.8%

(1) As of June 10, 2012 and June 9, 2011, respectively